UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2026, TriplePoint Venture Growth BDC Corp. (the “Company”) entered into a Master Note Purchase Agreement (the “2026 Master Note Purchase Agreement”) governing the issuance of $75,000,000 in aggregate principal amount of senior unsecured notes due February 27, 2028 with a fixed interest rate of 7.50% per year (the “Series 2026 Notes”) to a qualified institutional investor in a private placement. The Series 2026 Notes were delivered and paid for on February 27, 2026, and will mature on February 27, 2028, unless redeemed, purchased or prepaid prior to such date by the Company in accordance with their terms.

On March 2, 2026, the Company used the net proceeds from the offering of the Series 2026 Notes, together with borrowings under its revolving credit facility and cash on hand, to repay in full, at maturity, the $200.0 million in outstanding aggregate principal amount of the Company’s 4.50% unsecured notes due March 2026, along with accrued and unpaid interest thereon.

Interest on the Series 2026 Notes will be due quarterly on February 27, May 27, August 27 and November 27 of each year, beginning on May 27, 2026. The Series 2026 Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2026 Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The 2026 Master Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and certain restrictions with respect to transactions with affiliates, fundamental changes, changes of line of business, permitted liens and restricted payments. In addition, the 2026 Master Note Purchase Agreement contains the following financial covenants: (1) a minimum asset coverage ratio of 1.50 to 1.00; and (2) maintenance of minimum stockholders’ equity to not be less than the greater of (a) $230,800,000 and (b) $230,800,000, plus 25% of the net cash proceeds of the sale of Equity Interests (as defined in the 2026 Master Note Purchase Agreement) on or after February 27, 2026 (other than proceeds of (x) sales of Equity Interests by and among the Company and its subsidiaries or (y) any distribution or dividend reinvestment plan) minus 25% of the aggregate amount paid or distributed to purchase common stock or Equity Interests in connection with a tender offer or otherwise and equity interests redeemed, bought back or purchased by the Company on or after the February 27, 2026.

In addition, in the event that a Below Investment Grade Event (as defined in the 2026 Master Note Purchase Agreement) occurs, the Series 2026 Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2026 Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the 2026 Master Note Purchase Agreement) occurs, the Series 2026 Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2026 Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Secured Debt Ratio Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2026 Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2026 Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.

The 2026 Master Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or subsidiary guarantors, if any, certain judgements and orders, and certain events of bankruptcy.

The Series 2026 Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Series 2026 Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The description above is only a summary of the material provisions of the 2026 Master Note Purchase Agreement and is qualified in its entirety by reference to the copy of the 2026 Master Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Note Purchase Agreement, dated February 27, 2026, by and among the Company and the Purchaser party thereto*
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ Mike L. Wilhelms
Name:	Mike L. Wilhelms
Title:	Chief Financial Officer, Secretary and Treasurer

Date: March 2, 2026

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